Core-Mark Announces First Quarter 2014 Financial Results

•	Net Sales of $2.3 Billion and Diluted EPS of $0.20

•	Non-Cigarette Revenue Increased over 10%, with Same Store Sales Increasing 6.7%

•	Adjusted EBITDA of $15.9 Million

•	Reaffirms Annual Sales and Adjusted EBITDA Guidance

South San Francisco, California - May 8, 2014 - Core-Mark Holding Company, Inc. (Nasdaq: CORE), one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America, announced financial results for the first quarter ended March 31, 2014.

“I am pleased with our results which were in line with our expectations,” said Thomas B. Perkins, President and Chief Executive Officer. “Our first quarter non-cigarette same store sales growth of 6.7% once again reflects the continued success of our core strategies and how they are resonating in the market place.”

First Quarter

Net sales increased 7.2% to $2.3 billion for the first quarter of 2014 compared to $2.1 billion for the same period in 2013. Excluding the impact of foreign currency fluctuations, net sales increased 8.4%. Non-cigarette sales grew 10.3% while cigarette sales increased 5.8%. The increase in non-cigarette sales was due mostly to the success of our core marketing strategies and market share gains.

Gross profit for the first quarter of 2014 was $124.4 million compared to $116.0 million for the first quarter of 2013. Remaining gross profit increased 7.3% to $126.7 million. Non-cigarette remaining gross profit grew $9.0 million or 10.9% compared to the same quarter last year while cigarette remaining gross profit decreased $0.4 million or 1.1%. The following table reconciles the components of gross profit.

RECONCILIATION OF GROSS PROFIT TO REMAINING GROSS PROFIT
(Unaudited and $ in millions)

	For the Three Months Ended March 31,
	2014	2013	% Change

Gross profit	$124.4	$116.0	7.2%
Cigarette inventory holding gains	(0.5)	(0.8)
LIFO expense	2.8	2.9
Remaining gross profit	$126.7	$118.1	7.3%

The Company’s operating expenses for the first quarter of 2014 were $119.8 million compared to $110.9 million for the same quarter of 2013, reflecting increased costs that supported a 13% increase in cubic feet of product shipped.  As a percentage of sales, operating expenses were 5.2% in both periods.  Operating expenses as a percentage of sales were impacted by a sales mix shift toward higher margin non-cigarette products, which have lower selling price points than cigarettes.   In addition, operating expenses for the first quarter of 2014 include a $1.6 million increase in employee healthcare costs.

Net income for the first quarter of 2014 was $2.4 million compared to $2.6 million for the same period in 2013. Adjusted EBITDA was $15.9 million for the first quarter of both 2014 and 2013. The components of Adjusted EBITDA are provided in the table below.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and $ in millions)

	For the Three Months Ended March 31,
	2014	2013	% Change

Net income	$2.4	$2.6
Interest expense, net (1)	0.6	0.6
Provision for income taxes	1.6	1.5
Depreciation & amortization	7.2	6.6
LIFO expense	2.8	2.9
Stock-based compensation expense	1.3	1.3
Foreign currency transaction losses, net	—	0.4
Adjusted EBITDA	$15.9	$15.9	—%

Note (1): Interest expense, net, is reported net of interest income.

Diluted earnings per-share were $0.20 for the first quarter of 2014 compared to $0.22 for the first quarter of 2013. Excluding LIFO expenses, diluted earnings per-share were $0.35 this quarter compared to $0.37 for the first quarter of 2013. In addition, per-share results are reconciled for comparative purposes in the attached diluted EPS table following the financial schedules.

Guidance for 2014

The Company reiterates its expectation that annual net sales in 2014 will be between $10.4 billion and $10.7 billion.  This growth in sales is driven largely by continued market share gains and assumes no new acquisitions.

The Company also continues to expect Adjusted EBITDA to be between $116 million and $120 million.  Diluted earnings per-share for the full year, are expected to be between $3.50 and $3.65, which includes an estimate of $13 million for LIFO expense.  Our diluted per-share estimates, excluding LIFO expense, are between $4.15 and $4.30.  EPS estimates assume a 39% tax rate and 11.7 million fully diluted shares outstanding.

Capital expenditures for 2014 are expected to be approximately $30 million, related to expansion projects and maintenance investments.

Conference Call and Webcast Information

Core-Mark will host an earnings call on Thursday, May 8, 2014 at 9:00 a.m. Pacific time during which management will review the results of the first quarter of 2014. The call may be accessed by dialing 800-588-4973 using the code 37122375. The call may also be listened to on the Company’s website www.core-mark.com.

An audio replay will be available for approximately one month following the call by dialing 888-843-7419 using the same code provided above. The replay will also be available via webcast at www.core-mark.com for approximately 90 days following the call.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures including adjusted diluted earnings per share, diluted earnings per share excluding LIFO expense, adjusted EBITDA, and remaining gross profit. We believe these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful period to period evaluation. Management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business. These non-GAAP measures should be considered a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements. These statements include statements regarding our guidance for 2014 net sales, adjusted EBITDA, diluted earnings per share, diluted earnings per share excluding LIFO expense, capital expenditures and related disclosures. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. Forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, our dependence on the convenience retail industry for our revenues; competition in our distribution markets; the dependence of some of our distribution centers on a few relatively large customers; gasoline and other price increases; the low-margin nature of cigarette and consumable goods distribution; our reliance on manufacturer discount and incentive programs and cigarette excise stamping allowances; our dependence on relatively few suppliers; risks and costs associated with efforts to grow our business through acquisitions; product liability claims and manufacturer recalls of products; our ability to achieve the expected benefits of implementation of marketing initiatives; failure or disruptions of our information technology systems; unexpected outcomes in legal proceedings; our dependence on our senior management; shortages of qualified labor; attempts by unions to organize our employees; exposure to employee health benefit costs; compliance with governmental regulations; earthquake and natural disaster damage; exposure to insurance and claims expenses; declining cigarette sales volumes; legislation and other matters negatively affecting the cigarette and tobacco industry; increases in excise taxes or reduction in credit terms by taxing jurisdictions; potential liabilities associated with sales of cigarettes and other tobacco products; changes to federal, state or provincial income tax legislation; changes in the funding of our pension plans; reduction in the payment of dividends; currency exchange rate fluctuations; our ability to borrow additional capital, including any restrictions placed on our operations by such borrowings; and changes to accounting rules or regulations. Refer to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 3, 2014 and Part II, Item 1A, “Risk Factors” of any quarterly report on Form 10-Q subsequently filed by us for a more comprehensive discussion of these and other risk factors. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Core-Mark
Core-Mark is one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America. Founded in 1888, Core-Mark offers a full range of products, marketing programs and technology solutions to over 30,000 customer locations in the U.S. and Canada through 28 distribution centers (excluding two distribution facilities the Company operates as a third party logistics provider). Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry convenience products. For more information, please visit www.core-mark.com.

Contact: Ms. Milton Gray Draper, Director of Investor Relations at 650-589-9445 x 3027 or at mdraper@core-mark.com

CORE-MARK HOLDING COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$18.5	$11.0
Restricted cash	10.6	12.1
Accounts receivable, net of allowance for doubtful accounts of $9.4 as
of March 31, 2014 and December 31, 2013	241.7	235.4
Other receivables, net	51.0	59.0
Inventories, net	299.3	389.2
Deposits and prepayments	47.2	53.0
Deferred income taxes	2.6	5.4
Total current assets	670.9	765.1
Property and equipment, net	118.7	114.9
Goodwill	22.9	22.9
Other intangible assets, net	20.3	20.8
Other non-current assets, net	32.7	33.1
Total assets	$865.5	$956.8
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$116.0	$109.3
Book overdrafts	8.5	22.9
Cigarette and tobacco taxes payable	151.7	182.5
Accrued liabilities	85.4	88.1
Deferred income taxes	0.3	3.1
Total current liabilities	361.9	405.9
Long-term debt	13.4	57.6
Deferred income taxes	13.5	13.4
Other long-term liabilities	12.6	12.5
Claims liabilities, net	28.3	28.2
Pension liabilities	4.4	5.2
Total liabilities	434.1	522.8
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (50,000,000 shares authorized, 12,847,702 and
12,807,015 shares issued; 11,518,973 and 11,518,311 shares outstanding at
March 31, 2014 and December 31, 2013, respectively)	0.1	0.1
Additional paid-in capital	256.5	254.7
Treasury stock at cost (1,328,729 and 1,288,704 shares of common stock at
March 31, 2014 and December 31, 2013, respectively)	(47.5)	(44.6)
Retained earnings	229.3	229.5
Accumulated other comprehensive loss	(7.0)	(5.7)
Total stockholders’ equity	431.4	434.0
Total liabilities and stockholders’ equity	$865.5	$956.8

CORE-MARK HOLDING COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)
	Three Months Ended March 31,

	2014	2013
Net sales	2,300.9	2,145.7
Cost of goods sold	2,176.5	2,029.7
Gross profit	124.4	116.0
Warehousing and distribution expenses	75.3	67.7
Selling, general and administrative expenses	43.9	42.5
Amortization of intangible assets	0.6	0.7
Total operating expenses	119.8	110.9
Income from operations	4.6	5.1
Interest expense	(0.7)	(0.7)
Interest income	0.1	0.1
Foreign currency transaction loss, net	—	(0.4)
Income before income taxes	4	4.1
Provision for income taxes	(1.6)	(1.5)
Net income	$2.4	$2.6
Basic net income per common share (1)	$0.21	$0.22
Diluted net income per common share (1)	$0.20	$0.22
Basic weighted-average shares	11.5	11.5
Diluted weighted-average shares	11.6	11.6
Dividends declared and paid per common share (2)	$0.22	$—

(1) Basic and diluted earnings per share are calculated based on unrounded actual amounts.
(2) In lieu of the first quarter 2013 dividend, the Board of Directors declared an accelerated cash dividend of $0.19 per common share on December 20, 2012, which resulted in an aggregate dividend payment to shareholders of $2.2 million on December 31, 2012.

CORE-MARK HOLDING COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$2.4	$2.6
Adjustments to reconcile net income to net cash provided by operating activities:
LIFO and inventory provisions	2.7	2.8
Amortization of debt issuance costs	0.1	0.1
Stock-based compensation expense	1.3	1.3
Bad debt expense, net	0.3	—
Depreciation and amortization	7.2	6.6
Foreign currency transaction loss, net	—	0.4
Changes in operating assets and liabilities:
Accounts receivable, net	(7.4)	(16.9)
Other receivables, net	7.8	3.2
Inventories, net	84.9	93.4
Deposits, prepayments and other non-current assets	4.7	(7.2)
Accounts payable	7.2	3.3
Cigarette and tobacco taxes payable	(28.9)	(25.6)
Pension, claims, accrued and other long-term liabilities	(4.7)	(3.7)
Net cash provided by operating activities	77.6	60.3
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(0.1)	—
Change in restricted cash	1.4	(0.2)
Additions to property and equipment, net	(5.0)	(1.7)
Capitalization of software costs	(0.2)	—
Net cash used in investing activities	(3.9)	(1.9)
Cash flows from financing activities:
Repayments under revolving credit facility, net	(46.3)	(49.3)
Dividends paid	(2.6)	—
Payments on capital leases	(0.3)	(0.2)
Repurchases of common stock	(3.0)	(3.5)
Proceeds from exercise of common stock options	0.7	0.8
Tax withholdings related to net share settlements of restricted stock units	(0.8)	(1.8)
Excess tax deductions associated with stock-based compensation	0.7	1.0
Decrease in book overdrafts	(14.4)	(5.8)
Net cash used in financing activities	(66.0)	(58.8)
Effects of changes in foreign exchange rates	(0.2)	(0.1)
Change in cash and cash equivalents	7.5	(0.5)
Cash and cash equivalents, beginning of period	11.0	19.1
Cash and cash equivalents, end of period	$18.5	$18.6
Supplemental disclosures:
Cash paid during the period for:
Income taxes (refunded) paid, net	$(2.9)	$0.9
Interest paid	0.3	0.4
Non-cash capital lease obligations incurred	$3.5	$—
Unpaid property and equipment purchases included in accrued liabilities	$3.4	$0.1

CORE-MARK HOLDING COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS
(In millions, except per share data)
(Unaudited)
	Three Months Ended March 31,
	2014 (a)	2013 (a)	% Change

Net income	$2.4	$2.6	(7.7)%
Diluted shares	11.6	11.6
Diluted EPS	$0.20	$0.22	(9.1)%
LIFO expense	0.15	0.15
Diluted EPS excluding LIFO expense	$0.35	$0.37	(5.4)%
Cigarette inventory holding gains (1)	(0.03)	(0.04)
Business expansion and integration costs (2)	—	0.01
Foreign exchange losses	—	0.02
Adjusted diluted EPS (3)	$0.32	$0.36	(11.1)%

(a) Amounts and percentages have been rounded for presentation purposes and might differ from unrounded results.
(1) Cigarette inventory holding gains
Cigarette inventory holding gains were $0.5 million and $0.8 million for the three months ended March 31, 2014 and 2013, respectively.
(2) Business expansion and integration costs
During the three months ended March 31, 2013, we invested approximately $0.2 million in business expansion and integration activities. There were no significant expansion or integration costs incurred during the same period in 2014.

(3) Adjusted diluted EPS
The adjusted diluted earnings per share impacts of the above items were calculated using a tax rate of approximately 39.8% and 40.0% for the three months ended March 31, 2014 and 2013, respectively.